Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Sector Series Inc.:

We consent to the incorporation by reference, of our report dated December 11, 2000 with respect to Smith
Barney Global Technology Fund of Smith Barney Sector
Series Inc., and to the reference to our firm under the heading "Introduction" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14.


KPMG LLP


New York, New York
July 18, 2001